ITEM 77C - Matters Submitted to a Vote of Security Holders

Results of Special Meeting of Shareholders

A special meeting of the shareholders of each of the Funds (the "Meeting"), was held on October 25, 2012, to consider the approval of the following proposals, as set forth in the proxy materials for the Meeting:

Proposals:  To approve or disapprove Agreements and Plans of Reorganization with respect to each Fund providing: (i) with respect to the FBR Large Cap Fund, the merger of the Fund into the Hennessy Cornerstone Large Growth Fund; (ii) with respect to the FBR Mid Cap Fund,  the merger of the Fund into the Hennessy Cornerstone Mid Cap 30 Fund; (iii) with respect to the  FBR Small Cap Fund, the merger of the Fund into the Hennessy Cornerstone Growth Fund; (iv) with respect to the FBR Focus Fund, the merger of the Fund into the Hennessy Focus Fund; (v) with respect to the FBR Large Cap Financial Fund, the merger of the Fund into the Hennessy Large Cap Financial Fund; (vi) with respect to the FBR Small Cap Financial Fund, the merger of the Fund into the Hennessy Small Cap Financial Fund; (vii) with respect to the FBR Technology Fund, the merger of the Fund into the Hennessy Technology Fund; (viii) with respect to the FBR Gas Utility Index Fund, the merger of the Fund into the Hennessy Gas Utility Index Fund; (ix) with respect to the FBR Balanced Fund, the merger of the Fund into the Hennessy Equity and Income Fund; and (x) with respect to the FBR Core Bond Fund, the merger of the Fund into the Hennessy Core Bond Fund.

Each Proposal was approved by the requisite shareholder vote with respect to each Fund.  Information regarding the details of the results of the shareholder vote for each of the Funds is set forth below:

          For

      Against

        Abstain
  Broker Non-    Votes
FBR Large Cap Fund
2,586,442
10,553
6,205
0
FBR Mid Cap Fund
921,085
58
3,435
0
FBR Small Cap Fund
1,109,135
32,086
31,319
377,974
FBR Focus Fund
5,968,570
408,617
235,283
1,257,493
FBR Large Cap Financial Fund
2,395,176
47,636
253,537
0
FBR Small Cap Financial Fund
5,345,014
310,737
149,195
622,318
FBR Technology Fund
310,107
5,477
3,628
0
FBR Gas Utility Index Fund
12,597,732
1,132,203
567,741
2,000,746
FBR  Balanced Fund
9,973,926
350,328
426,970
3,096,208
FBR Core Bond Fund
2,768,463
6,328
8,393
0

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